Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No 333-249852) pertaining to the 2020 Stock Option and Incentive Plan and 2020 Equity Incentive Plan of Damora Therapeutics, Inc,
(2)
Registration Statement (Form S-8 No 333-254805) pertaining to the 2020 Equity Incentive Plan of Damora Therapeutics, Inc,
(3)
Registration Statement (Form S-8 No 333-262823) pertaining to the 2020 Equity Incentive Plan of Damora Therapeutics, Inc.,
(4)
Registration Statement (Form S-8 No 333-270380) pertaining to the 2020 Equity Incentive Plan and 2022 Inducement Plan of Damora Therapeutics, Inc.,
(5)
Registration Statement (Form S-8 No 333-277792) pertaining to the 2020 Equity Incentive Plan of Damora Therapeutics, Inc.,
(6)
Registration Statement (Form S-8 No 333-285920) pertaining to the 2020 Equity Incentive Plan of Damora Therapeutics, Inc.,
(7)
Registration Statement (Form S-3 No 333-292175) of Damora Therapeutics, Inc.,
(8)
Registration Statement (Form S-8 No 333-292564) pertaining to the 2022 Inducement Plan of Damora Therapeutics, Inc., and
(9)
Registration Statement (Form S-3ASR No 333-293343) of Damora Therapeutics, Inc.,

of our report dated March 19, 2026, with respect to the consolidated financial statements of Damora Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2025.

/s/ EY Godkendt Revisionspartnerselskab

Copenhagen, Denmark

March 19, 2026